EXHIBIT 10.9
           License Agreement with Hyperdyne, Inc. dated June 13, 2001

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                                LICENSE AGREEMENT

THIS AGREEMENT, entered into this 13th day of June, 2001, by and between Hyperdyne, Inc., a corporation organized under the laws of the State of Virginia, USA [hereinafter referred to as the "Company") and, ECSI, Inc., organized under the laws of New Jersey, USA (hereinafter referred to as the "Licensee").

1. APPOINTMENT

The Company hereby appoints Licensee as an authorized manufacturer and distributor, with respect to the Company products listed in Annex A hereto (hereinafter referred to as the "Products"). At any time during the term of this Agreement and any extension thereof, the list of Products in Annex A may be added to or deleted from by mutual consent of the Company and Licensee. Licensee hereby accepts such appointment according to the terms end conditions set forth in this Agreement.

2. RESPONSIBILITIES OF LICENSEE

During the term of this Agreement and any extension thereof, Licensee shall:

manufacture Products;

market, sell, ship, service and support Products;

maintain an office or suitable substitute to receive messages and transact other business during normal local business hours;

serialize each unit of Products with a visible, unique, sequential serial number;

maintain accurate records of Product sales including a record for each unit sold including serial number, name, address and phone number of customer and date sold. Such records shall be submitted quarterly to Company or, with 3 business days notice, be made available to Company or it's designated agent for inspection or copying.

be solely responsible for collection of amounts due from Licensee's customers. Bad debts from customers shall not remove the requirement for royalty payments to Company;

be responsible for collection of all sales, use or other local taxes or duties in connection with sales;

assist in transmitting to customers technical information;

establish customer support and maintain a staff knowledgeable in the installation, configuration, operation and uses of the Products;

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abide by any copyright or letter of assurance conditions pertaining to Products sold;

protect the intellectual property rights of Company, including, but not limited to, marking all Company-originated copyrighted or trademarked material with the appropriate copyright or trademark marking whenever such material is distributed outside of Licensee's possession.

Obtain assurances from Licensee's customers, as Licensee deems appropriate, to ensure that customers (1 ) do not use Products to violate any law of the United States or elsewhere, and (2) agree to limitation of liability with respect to failure of product or any defect in manufacture or design. In any case, Licensee shall assume any and all liability for its actions or omissions and shall indemnify, defend, and hold harmless Company from any actions resulting directly or indirectly from Licensees actions or omissions.

3. RESPONSIBILITIES OF COMPANY

During the term of this agreement, the Company shall:

grant Licensee a 99-year, irrevocable, unlimited, non-exclusive license to manufacture and sell the Products.

provide all manufacturing materials at no charge to Licensee. These include schematics, diagrams, prints, assembly manuals, test procedure and programs, parts lists, vendor info, etc.

maintain the firmware and software of Products. Bug fixes will be provided at no charge, however enhancements or non-bug-related modifications will be billed at the Company's then current usual and customary hourly labor rates.

provide training, technical support and product enhancements, as mutually agreed, to Licensee at the Company's then current usual and customary hourly labor rates.

4. COMPENSATION

(a) Compensation to the Company shall be in the form of royalties paid for each unit of product sold and payments for Company consulting services provided in accordance with paragraph 3 above. Licensee shall reimburse Company for travel, lodging and other direct expenses incurred by Company in providing consulting services. Royalties due shall be paid by the end of the calendar month following the month in which the Product was shipped or invoiced, whichever is earlier. Consulting charges shall be paid on Net 30 basis. Royalty amounts shall be in accordance with the Schedule in Annex A.

(b) The Licensee is authorized to produce and sell technical handbooks, applications guides or other documentation or software or services or products which he originates, and which are not ordinarily provided by the Company. No royalty shall be due

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Company for sales of any materials that were designed and produced solely by
Licensee and were not derived from Company Products.

(d) Both parties shall be individually responsible for any taxes applicable to their respective shares of all profits.

5. EXPENSES

It is agreed that the Licensee shall be solely responsible for all expenses incurred by it in connection with the performance of its duties and responsibilities under this Agreement, including but not limited to expenses for payroll, cost of providing services required by this Agreement, travel, and all taxes payable as a result of sale or license, packaging, shipping and handling incurred in delivery of products from the Company to the Licensee or to the customer unless the Company authorizes reimbursement for such expenses in writing on a case-by-case basis.

6. COMPLIANCE WITH LAW

(a) Licensee agrees that in carrying out its duties and responsibilities under this Agreement, it will neither undertake nor cause nor permit to be undertaken, any activity which either (i) is illegal under any, laws, decrees, rules or regulations in effect in the Territory, or (ii) would have the effect of causing the Company to be in violation of any laws, decrees, rules or regulations in effect in the United States or in the Territory.

(b) Licensee agrees that, in connection with this Agreement, it will not, directly or indirectly, give, offer, promise, authorize, or tolerate to be given, offered or promised, anything of value to an official or employee of the government of the Territory or of any subdivision thereof with the intent to (i) influence any official act or decision of such official or employee, or (ii) induce such official or employee to use his influence to affect of influence any act or decision of the government of the Territory or of any subdivision thereof.

(c) If the Licensee breaches any of the covenants set forth in Article 6 above,
(i) this Agreement shall, at the Company's option, become void, (ii) Licensee shall indemnify and hold harmless the Company for any penalty, loss or expenses incurred by the Company as a result of Licensee's breach of its obligations under Article 6. This obligation shall survive termination of this agreement.

7. COMPETITION

(a) Licensee agrees that the design of Products listed in Annex A were originated by, are proprietary to, and are solely the property of the Company unless otherwise agreed to in writing by the Company. Product improvement or other suggestions made by the Licensee with respect to the Products shall become the property of the Company and may, at the Company's discretion, be incorporated into the product without compensation of any type to the Licensee.

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(b) Licensee shall be permitted to manufacture and sell products which Licensee wholly originates and is not derived from the Products. For the purposes of this paragraph, a new product shall be considered to be derived from Products if the new product consists of more than 50% of the identical circuitry of equivalent licensed Products, where minor pinout changes, minor wiring changes or substitution of equivalent components do not nullify the otherwise identical nature of any particular circuit.

8. CONFIDENTIALITY.

(a) The Company agrees that all information received from the Licensee with respect to marketing, bids, proposals, sales, pricing or identities of current or potential customers will be treated as proprietary confidential information and will not be divulged to any third party without prior written permission of the Licensee.

(b) The Licensee agrees that all information obtained by Licensee in connection with this Agreement, including technical and cost information furnished to Licensee by the Company or by a customer in connection with the Company's proposals, bids, quotations, or contracts, shall be treated by Licensee as confidential proprietary information which Licensee shall not disclose to any third party except with prior written approval of the Company.

(c) Nothing in this section shall be interpreted to prohibit release of technical information by Licensee to its designated subcontractors of technical design data, such as printed circuit board layouts, assembly information, test instructions, or any other technical data necessary for subcontractor to perform its duties. Information released shall be limited to the minimum necessary for successful completion of subcontracted responsibilities.

(d) Licensee shall protect proprietary confidential information to a degree at least as high as that of Licensee's most confidential information. If confidential information is accessible to employees or agents of Licensee, Licensee shall ensure that such parties are personally bound to protect such information, in accordance with this Agreement, in writing, in the form of non-disclosure agreement, employment contract or other equivalent legal document.

9. RELATIONSHIP OF THE PARTIES

(a) This Is not a contract of employment or a partnership. Neither party shall represent itself as a partner of the other. Neither party shall have the authority to make any agreement or commitment, or incur any liability on behalf of the other party, nor shall either party be liable for any acts, omissions to act, contracts, commitments, promises or representations made by the other, except as specifically authorized in this Agreement or as the parties may hereafter agree in writing.

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(b) Licensee hereby also agrees to be solely responsible for the performances of its acts, duties, and responsibilities under this Agreement and for the acts, duties, and responsibilities of its officers, employees, and agents; and Licensee further agrees to indemnify the Company, its officers, employees, and agents, and to hold harmless the Company, its officers, employees, and agents, and, at Licensee's expense, to defend the Company, its officers, employees, and agents from and against any claims, demands, causes of action, loss cost, and expense, arising from in connection with or based upon the actions or omissions of Licensee, its officers, employees or agents pursuant to or in contravention of the provisions of the Agreement.

10. RIGHTS OF ASSIGNMENT

No portion of this Agreement or any right or obligation hereunder can be assigned, in whole or in part, whether by operation of law or otherwise, by the Licensee without the prior written consent of the Company.

11. ADDITIONAL TERMS AND CONDITIONS

Hyperdyne shall retain ownership of all intellectual property rights to Products.

12. ENTIRE UNDERSTANDING

This Agreement, including Annex A as an integral part, contains the entire understanding of the parties on this subject and supersedes all previous verbal and written agreements; this Agreement cannot be amended, in whole or in part, without a written instrument signed by both parties hereto.

If any part of this Agreement is deemed invalid or unenforceable, by act or law or otherwise, the remaining provisions shall remain in full force.

Both parties to this Agreement agree to the language and wording of this Agreement and any ambiguities shall not be deemed to be the fault of the drafter nor shall ambiguities be resolved against the drafter. Minor typographical errors which do not effect the meaning of the language herein shall not be deemed to invalidate any part of this agreement.

13. WAIVER

No waiver of, no delay in the exercise of, and no omission to exercise any rights or remedies by either party shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Agreement or any agreement, or shall constitute an agreement to make any waiver in the future.

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14. NOTICE

Unless otherwise specified herein, any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and shall be deemed to be fully given if personally delivered, if sent by registered or certified mail, or by telex with receipt acknowledged, to the following addresses:

Company:                   Hyperdyne, Inc.
                           4004 Woodland Road
                           Annendale, VA 22003, USA
Attention:                 Mr. John Wilson

Licensee:                  ECSI International Inc.
                           790 Bloomfield Avenue, Bldg. C-1
                           Clifton, NJ, USA 07012
Attention:                 Mr. Arthur Birch

The foregoing addresses and individuals may be changed by either party by giving to the other party prior written notice of any such change.

15 TERM AND TERMIMATION

(a) This Agreement shall become effective upon being signed by both parties, and shall continue in full force for ninety nine (99) years from the date first written above.

(b) Either party shall have the right to terminate this Agreement forthwith at any time, by giving written notice to the other party in the event that the other party:

      (i) commits a non-curable default or violation of this Agreement.

      (ii) Commits a curable default or violation of the Agreement which is not remedied within thirty (30) days after written notice thereof, or

      (iii) becomes insolvent, or has a petition filed against it as bankrupt or insolvent, or executes an assignment for the benefit of creditors, or has a receiver appointed for any reason, with termination in such cases being effective as of the date of the happening of the contingency referred to.

(c) The Company shall have the right to terminate this Agreement forthwith at any time, in the event that Licensee breaches any of the provisions of Article 6, hereof.

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(d) Upon termination of this Agreement by either party for whatever reason, or this Agreement's expiration, the parties agree that Licensee shall not be entitled to receive, and the Company shall not be obligated to make, payments for good will, promotional, or other similar services rendered pursuant to this Agreement or any damages in connection with the termination or expiration of this Agreement. Licensee hereby specifically waives any rights it may have with respect to such payments which may be granted under local law.

16. ARBITRATION

This Agreement shall be construed and interpreted in accordance with the laws of the State of Virginia, USA as pertaining to actions between residents of Virginia. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) will be entered in the circuit Court of Fairfax County, Virginia, USA. The contract hereof shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods. In the event a dispute is submitted to arbitration, the Arbitrator shall award costs and a reasonable attorney's fee to the prevailing party. All disputes shall be arbitrated, as specified, in the county of Fairfax, State of Virginia, USA.

ACCEPTED AND APPROVE

FOR: HYPERDYNE. INC.                    FOR: ECSI International Inc.
BY:  John Wilson, President             BY:  Arthur Birch, President


/s/ John Wilson                         /s/ Arthur Birch
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DATE: 6/13/01                           DATE: 6/13/01
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                                     Annex A
                             Products and Royalties

            The products referenced: GuardStar / AVTrax / Base Modem

Qty./Month                   License Fee*

1-24        10% of sales price or $75, whichever is higher;
25-49       8% of sales price or $48, whichever is higher;
50-99       8% of sales price or $38, whichever is higher'
100+        5% of sales price or $30, whichever is higher;

* There will also be a cost-of-materials charge of $4 for the protected CPU chip, which company will supply.

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                                    ADDENDUM

This is an ADDENDUM ("Addendum") to LICENSE AGREEMENT ("Agreement") dated June 19, 2001. This Addendum is entered into this 10 day of September, 2001, by and between Hyperdyne, Inc., a corporation organized under the laws of the State of Virginia, U.S.A. (hereinafter referred to as the "Company") and, ECSI. Inc., organized under the laws of New Jersey, USA (hereinafter referred to as the "Client").

1. APPLICABILITY . This Addendum supplements the above referenced Agreement. All terms and conditions of the Agreement shall continue to apply as originally written, except that where any conflicts arise, the terms of this Agreement shall prevail.

3. DFFINITIONS

"Derivative Products are work products (1) which were developed after the date of this Addendum, and (ii) which incorporate any designs, circuits, techniques or computer algorithms developed by Company prior to the date of this addendum, and (ii)) for whose development Company received compensation by Client.

2. ADDITIONS

The following item is hereby added to Appendix A of Agreement

            The products referenced: Derivative Products
Qty         License Fee
Any         3% of sales price or $20, whichever is higher

3 INTELLECTUAL PROPERTY RIGHTS

(a) All intellectual property fights to work products which were (i) produced by Company before the date of this addendum, or (ii) were developed without compensation from Client, shall be retained by Company.

(b) All intellectual property rights to work products: (i) which were developed by Company after the date of this addendum, and (ii) for which Company received compensation by Client, and (iii) do not incorporate any designs, circuits or techniques developed by Company prior to the date of this addendum, shall be the exclusive property of Client.

(C) All intellectual property rights to Derivative Products shall be jointly and independently owned by Client and company. All licensing rights assigned to others shall be by mutual consent and the licensing fees shall be shared equally between client and company.

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ACCEPTED AND APPROVED:

FOR: HYPERDYNE, INC.                    FOR: ECSI International, Inc.
BY:  John Wilson, President             BY:  Arthur Birch, President


/s/ John Wilson                         /s/ Arthur Birch
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DATE: 9/16/01                           DATE: 9/16/01
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